BDO
Tel: 407-841-6930
Fax: 407-841-6347
www.bdo.com
201 South Orange Ave., Suite 800
Orlando, FL 32801

November 18, 2015

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on November 9, 2015, to be filed by our former client, Oakridge Global Energy Solutions, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO USA, LLP

BDO USA, LLP